Exhibit 10.2



                    Chery Automobile Parts Purchase Contract





Party A: SAIC Chery Moto Co., Ltd.

Party B: JingZhou HengLong Automotive Parts CO., Ltd.



The Place of Sign:Wuhu                  The Date of Sign: Oct. 13th, 2003

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     PREFACE This  agreement is made and effective on this 13th day of Oct. 2002 at City Wuhu. Between: SAIC Chery Moto Co., Ltd. (hereinafter referred to as "Party A"), a Chinese Corporation organized and existing under the laws of China and registered legal address as No. 8 Changchun Road, Development Zone, Wuhu, Anhui Province.

     Henglong Automotive Parts Co., Ltd. (hereinafter referred to as "Party B"), a Corporation organized and existing under the laws of China and registered legal address as No. 1 Henglong Road Yuqiao Economic Development Zone, Jingzhou, Hubui. Province.

     "The Party B" are manufacturing products refer to appendix 1 (hereinafter referred to as Contract Products) and willing to sell to Party A.

     "The Party A" is willing to buy the Contract Products manufactured by "The Party B".

     "The Party A" and "The Party B" should honor the signed "Supply agreement of assembled units and materials" Subject to above items, both parties agreed the following items and reach the agreement as follows:

Clause 1   Purchase Order:

1. "The Party A" should purchase the goods from "The Party B" via the purchase order. The purchase order as a formal contract, it aimed to confirm the name, price, quantity and destination of contract products. The purchase order will come into force after signed by authorized person of both parties. The signed purchase order becomes a part of the contract and have the same legal power as the contract (referred to Appendix 1).

2. The purchase order is also acting as a delivery timetable by "The Party A" to "The Party B". The aim of the purchase order is for "The Party B" to fulfills the order in terms of delivery time and quantity. The signed purchase order becomes a part of the contract and have the same legal power as the contract (referred to Appendix 2).

3. The Party B should deliver the contract products to the destination location specified by The Party A. The delivery time means the date of goods delivered to The Party B's factory floor.

4. In order to guaranty the balanced production of The Party A. The Party B should have at least half month of inventory to guaranty The Party A's production .

5. The Party A have the rights to change/cancel the quantity of the purchase order from the time to time according Party A's market and progress situation. The above-mentioned change are based on quality, delivery time and after sales service by Party B.

6. Party B should supply the contract products to Party A for their production and after sale products. Party B should follow the specification specified by Party A and it is not allowed to supply contract products and technical information owned by Party A to third party by any way without previous agreed by Party A. Otherwise Party A has the rights to claim penalty of RMB$500,000.00.

Clause 2   Modification of Technical Issues

     Party A should inform any technical modification to Party B immediately. If the mentioned modification will effect the jig and fixture, both parties should negotiate with the increased cost.

Clause 3      Quality of the Contract Products

1. All the contract products should meet the specification of government quality control standard and also meet the current quality control by Party A. The quality of production process should final proved by Party A.

2. If the contract products are required a audit by Party A, then Party B should supply the required samples to Party A free of charge.

3. If the location, process, materials and vendors have any change by Party B, Party B should inform Party A in advance two months before it happens. If Party B fail to inform Party A then Party A have the rights to claim the penalty of RMB$100,000.

4. Party B should delivery the good contract products to Party A. If any unqualified contract products have been delivered to Party A then Party B should replace the faulty products within specified time and bear all the lose.

5. The faulty of vendor's quality refer to "Auto parts supply agreement".

Clause 4   Package of Contract Products

1. The package of contract products used by Party B should proved by Party A and both parties should sign the agreement of Products Package

2. Part B should meet the package specifications specified be Party A except specified otherwise.

3. Part B should meet the package specifications specified be Party A for spare parts and after sale service parts except specified otherwise.

4. The package should withstander any damage during the shipment to protect the contract products.

5. Part A have no reasonability for return the empty package, if any should sign the "Return package agreement"

Clause 5   Delivery

1. If the Party B have the accident during delivery, Party B should take the fast methods to guarantee the delivery to avoid the stoppage of Party A's production.

2. Party B delivery contract products should supply with "packing list" specified part number, name, quantity, number of boxes, code, production date, order number and batch number...etc. The test report and quality certificate should be attached with delivery. If Party B failed, it will apply a penalty of 5% of price supplied.

3. Party B have the responsibility of shipment, If any damage or lose happened during shipment, Party B should make replacement/recover the contract products and pay the lose to Party A.

4. Party A found any mis-assembly, missing parts during receiving the contract products should inform Party B for exchange or replace. Party B should bear all the cost.

5. Party A found any defected parts should inform Party B in writing. Party B should fix all the defected parts within specified time and bear all the cost.

6. Party B should pay the direct lose because of late delivery.

7. If Party B can not meet the specified delivery time, quantity and quality specified in the contract caused Party A stoppage of production or force Party A alternate the supplier, Party B should pay all the lose.

Clause 6    Payment

1. Party A should pay the price of "purchase order" to Party B.

2. The period of payment: According the "Table of Inventory", Party A should make a payment of 90 days via bank. It required Party B issue the invoice. If Party B delivered the contract products in advance, Party A should make the same payment period through the bank.

3. Party A have the rights deduct the amount of defect parts, missing parts and late delivered parts.

4. Party B should offer the real accounts to Party A. unless there is Party A to agree in writing in advance, Party A does not take the obligation to pays the third party the payment for goods.

5. Party B should provide the special invoices of increasing taxes with standard form. Party B should mail by express or send directly the invoices to appointed purchasing department of Party A and require "invoice receipt". Otherwise cause payment overdue or lose the invoice, the consequence is undertaken by Party B.

Chapter Seven Product Duty

1. If the third party accuse Party A of the defect contract products cause automobile damaged or personal/property lossed, which the products was offered and installed by Party B, and claim for compensation or prosecute, then Party A should inform Party B with the fax or the telephone immediately .

2. Party B should participate in the investigation, technical inspection, technologic arbitrage and offer all essential/necessary information during the above-mentioned arbitrate. If the lawsuit takes place, the- both sides should participate in dealing with arbitrate together .

3. The costs relevant to claim compensation of products duty should undertake by the Responsibility side.

4. Both parties should determine the reason of the claim compensation basis of information, appeal and judgment (If have).

5. If the product responsibility totally caused by Party B's fault, then Party B should agree and undertaken that Party A is free of bearing all expenses related to what the third party put forward claim and lawsuit, Including attorney fee, court costs, etc.

6. If the product responsibility totally caused by Party A's fault,, then Party A should agree and undertaken that Party B is free of bearing all expenses related to what the third party put forward claim and lawsuit, Including attorney fee, court costs, etc.

7. If the products responsibility imputed to this both sides. Both sides should consult each other on how to state the claim most effectively.

8. Responsibility should include:

The compensation of the damage of the automobile or its parts


Bodily injury and property loss that the third party suffered; other costs that relevant to claim compensation and lawsuit, such as: Investigation fee, technical inspection, technologic arbitrate cost, attorney fee, court cost.

Chapter Eight  Confidentiality

1. Have not been agreed in writing in advance, Party B should not disclose any technology from Party A to the third party.

2. Party B should get the permission from Party A if there is necessary to offer the technology of Party to Subordinate supplier who will also take the confidentiality obligation.

3. Party B should require its worker to take the corresponding confidential obligation in written form.

4. Party A also should take the confidential obligation with the technology which relevant to develop parts of contract.

5. The supplier of party B have the right to use the technology that Party A offered within this contract period, and it will not bring the transformation of the technological ownership.

Chapter Nine  Industrial Property Right

1. Party B should bear all the responsibility and claim compensation, if use the contract parts purchased according to this contract terms infringe the third party's industrial property with responsibility of Party B

2. Party B should guarantee that Party A and its customer do not bear any responsibility with above-mentioned industrial properties . The following case will not belong to the regulation if Party B produce and supply contract products with the drawing of Party A offered and it is impossible to know that has already infringed the third party's industrial property. In case of this, Party A should guarantee that Party B will not get any claim compensation or loss from the third party

3. When Party A put forward the request, Party B should inform Party A as to all the things of industrial property related to contract products, No matter these industrial properties belong to Party B , or is permitted using, or any industrial property given special approval to.

4. The trade mark of Gmcherry should only used for supplying Party A with production or after sale.
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Chapter Ten  The Responsibility for Breach of Contract

1. Party B should change or repair the defect one as soon as possible immediately if supplies defect products and undertake the responsibility of overdue supply.

2. Party B should supply contract products according to Party A's requirement.If supply quantity less than Party A's requirement supplies, Party B should supplying the remaining parts, and the remaining parts will deal with overdue supply.

3. Party B should bear the costs that Party A take the rational measures for preventing or reduce the fault loss from Party B .

4. If Party A will claim the compensation with the responsibility of Party B according to above-mentioned regulations, Party A should inform Party B and offer them suitable period to investigation.

5. If Party B exceed the time limit to Party B or break the contract, the delinquent party should pay penalties to the other according to the regulation of" contract law of the People's Republic of China".

6. If one party have break the contract as following shows, the other party have the right to rescission of the contract and claim the economic losses of compensation.

Party B terminate the contract unilaterally without reason, stopping to make and supply the contract products or give the contract relevant right to the third party without the permission of Party A.

Party B violate the contract (Clause 1,item 6) offer the contract products to the third party

Party B have supplied constantly the defect contract products

Either party violate the regulation of Clause 8.

Party A terminate the contract unilaterally without reason, refuses Party B to supply the contract parts midway.

Chapter Eleven  Force Majeure

1.The either party should bearing any obligation or responsibility, If fail to fulfill a contract during force majeure occurs, but still comply with the other clause of the contract. Both party should try their best to solve the matter properly through the negotiation.

2. The party who suffer from the force majeure should inform another party immediately by mail or fax or telegram, and have the obligation to prove the influence from force majeure, duration and the influence of contract.

Chapter Twelve  Contract Duration

The contract will become into force after stamping both parties company seals. Contract duration is one year. Namely from Jan. 1th, 2003 to Dec. 31th, 2004

With the Party A cooperate with Party B lasting and stability , This contract will automatically prolong if the either party has not propose terminate the contract after expire in three months in this contract.

After this contract is terminate, Party B should stop the production of contract products at the same time , And return all technological files to Party A .

Chapter Thirteen   Arbitration

All disputes in connextion with the contract or execution thereof shall be settled friendly through negotiations. In case no settlement can be reached ,the case may then be submitted for arbitration according to " contract law of the People's Republic of China". The arbitration shall take place in Wuhu city, Anhui province.

Three copies of the contract in Chinese. Two for Party A and one for Party B.

Party A: SAIC Chery Moto Co., Ltd.              Party   B:   JingZhou   HengLong
                                                Automotive Parts CO., Ltd.

Representative:                                 Representative:


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Appendix 1
------------------------- --------------- ------------ ----------  -------------
    Part Description           Part No.    Unit Price   Quantity      Extension
------------------------- --------------- ------------ ----------  -------------
   P/S Gear assembly       A11-3400010BC     1150        45000      51750000.00
--------------------------------------------------------------------------------
 Mechanic Steering Gear     A11-3400010       630         1200        756000.00
        Assembly
--------------------------------------------------------------------------------
   High Pressure Hose       A11-3406100        45        10000        450000.00
        Assembly
--------------------------------------------------------------------------------
   P/S Gear assembly       S11-3400010BB      790         7000       5530000.00
--------------------------------------------------------------------------------

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                                                                   58486000.00
--------------------------------------------------------------------------------